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23.1 Consent of Independent Public Accountants

                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

As independent public accountants, we hereby consent to the incorporation of our reports dated January 21, 2000 included in this Form 10-K into the Company's previously filed Registration Statement File No. 33-1658, No. 333-13693, No. 333-13695, No. 333-41371 and No. 333-66301 on Form S-8.

                                          /s/ ARTHUR ANDERSEN LLP

Portland, Oregon,
March   30, 2000